UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2022
 Newpark Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-02960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9320 Lakeside Boulevard,	Suite 100
The Woodlands,	Texas	77381
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (281) 362-6800

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Independent Directors
Pursuant to a Cooperation Agreement that was entered into on February 17, 2022 by and between Newpark Resources, Inc. (the “Company”) and Bradley L. Radoff and The Radoff Family Foundation (together, “BLR”), the Board of Directors of the Company (the “Board”) increased the size of the Board from seven directors to eight directors effective March 1, 2022 and appointed Donald Young to the Board to fill the resulting vacancy.
Mr. Young serves as the Managing Member of Race Rock Group LLC, a private holding company focused on non-control investments in private companies, industrial and commercial real estate, hedge funds, private debt, venture capital and other alternative investments that he founded in May 2007. Since November 2020, Mr. Young has served as Chairman of the of Board of Directors of Structural and Steel Products, Inc., a leading distributor and manufacturer of transportation, telecommunications, utility and transmission infrastructure products. Mr. Young served as Chairman of the Board & Chief Executive Officer of Hoover Ferguson, Ltd., an international specialty rental, logistics, technology and service provider of tanks and containers from October 2008 to July 2019 and as a director of Hoover Ferguson, Ltd. from October 2007 to October 2021. Prior to joining Hoover, Mr. Young held various positions in private equity at Citigroup Venture Capital, Sciens Capital and investment banking at Bank of America and Prudential Securities. Since January 2020, Mr. Young has served as a Director of Gulf Capital Bank, Inc. and as a member of Gulf Capital Bank, Inc.’s Loan Committee since spring 2021. From November 2019 to March 2021, Mr. Young also served as Executive-in-Residence with Warburg Pincus LLC in their Industrial and Business Services Group
On February 28, 2022, the Board elected to increase the size of the Board further from eight directors to nine directors effective March 1, 2022 and appointed Ms. Claudia Meer to fill the resulting vacancy. Ms. Meer was identified through a robust director search process that was started by the Company in 2021 and was conducted by the Company’s executive search firm, Russell Reynolds.
Ms. Meer is the co-founder of CoreMax Consulting (“CoreMax”), a woman-owned consulting firm focusing on clean energy strategic advisory services with expertise in structured finance, project management, analytics, and IT technology. Ms. Meer has served as the Chief Executive Officer of CoreMax since its founding in 2011. She has extensive cleantech and energy transition experience, most recently serving as Chief Investment Officer and Chief Financial Officer from July 2019 to September 2020 of AlphaStruxure, an EaaS joint venture between The Carlyle Group and Schneider Electric, formed to develop and fund clean energy infrastructure. Prior to AlphaStruxure, she served as the Chief Executive Officer and U.S. Country Director from August 2018 to July 2019 of Dalkia U.S., the EDF Group’s U.S.-based building energy efficiency business (“Dalkia”), where she focused on building-centric energy efficiency, smart technologies and clean energy generation to accomplish rapid organic growth and acquisitions. She had previously served as Senior Vice President, Business and Corporate Development of Dalkia from August 2017 to July 2019. From January 2001 to July 2017 she held various positions, including overseeing the public-private partnership and clean energy development and investment groups at Clark Construction Group, LLC. Ms. Meer began her career in investment banking at J.P. Morgan and has significant experience in corporate finance and mergers and acquisitions. She has served since February 2021 as a Board member and Chairman of the Audit Committee of iSun, Inc. (NASDAQ: ISUN), a publicly traded engineering, procurement, and construction company focused on solar, storage and electric vehicle services. She holds a Masters in International Finance and Management from Harvard University and a Bachelors in International Economics and Diplomatic History from the University of Pennsylvania.
Each of Ms. Meer and Mr. Young will separately stand for election to the Board of Directors at our 2022 Annual Meeting of Stockholders. Neither Ms. Meer, nor Mr. Young will initially serve on any committee of the Board, but if elected, they may be appointed to a committee or multiple committees following our 2022 Annual Meeting of Stockholders. The Board has affirmatively determined that each of Ms. Meer and Mr. Young is “independent” as that term is defined by The New York Stock Exchange listing standards and the standards set forth in the Company’s Corporate Governance Guidelines. Neither Ms. Meer, nor Mr. Young has a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K.
There is no arrangement or understanding between Ms. Meer and any other person pursuant to which she was selected as a director. Except for the Cooperation Agreement and a conditional resignation letter pursuant to which Mr. Young agreed to immediately resign from the Board (and the Board shall have the right to decline to accept such resignation) (i) in the event that BLR’s net long aggregate beneficial ownership of the Company’s shares of common stock falls below the lesser of (x) 2,767,722 shares of common stock and (y) 3% of the Company’s outstanding shares of the common stock (as adjusted for stock splits, combinations, and recapitalizations)) or (ii) in the event that there is a material misstatement or omission in the completed questionnaire that was submitted by Mr. Young to the Company in connection with the Company’s review of his candidacy, there are no arrangements or understandings between the Company and Mr. Young pursuant to which Mr. Young was appointed to the Board. The above description of certain provisions of the Cooperation Agreement does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the Cooperation Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
The compensation paid to each of Ms. Meer and Mr. Young will be consistent with the director compensation paid to non-employee directors of the Company since April 1, 2021, as described in the Company’s 2021 Proxy Statement, filed with the Securities and Exchange Commission on April 8, 2021.
A copy of the press release announcing the election of Ms. Meer to the Board of Directors of the Company is attached to this Current Report on Form 8-K as Exhibit 99.1 hereto.
Indemnification Agreements
In connection with their respective appointments as members of the Board effective March 1, 2022, each of Ms. Meer and Mr. Young entered into an Indemnification Agreement with the Company in form substantially consistent with the Form of Indemnification Agreement, incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed on July 25, 2014. Each such Indemnification Agreement requires the Company to indemnify the applicable director to the fullest extent permitted by law against liability that may arise by reason of their service as a Board member, and to advance certain expenses incurred as a result of any proceeding as to which they could be indemnified.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Cooperation Agreement, by and between Newpark Resources, Inc., Bradley L. Radoff and The Radoff Family Foundation, dated February 17, 2022, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 18, 2022 (SEC File No. 001-02960)

99.1	Press Release issued by Newpark Resources, Inc. on March 1, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.
(Registrant)

Date:	March 4, 2022	By:	/s/ E. Chipman Earle
E. Chipman Earle
Vice President, General Counsel, Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary